UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 13, 2015

INTELLIGENT HIGHWAY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55154	30-0680119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

8 Light Sky Court

Sacramento, CA 95828

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (916) 379-0324

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On May 13, 2015, the Board of Directors of Intelligent Highway Solutions, Inc. (the “Company”) dismissed Sadler, Gibb & Associates, LLC (“Sadler”) as its independent registered public accounting firm.

The report of Sadler on the audited financial statements of the Company for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal years ended December 31, 2014 and December 31, 2013.

During the Company’s two most recent fiscal years, the subsequent interim period thereto, and through May 13, 2015, there were no disagreements (as defined in Item 304 of Regulation S-K) with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company’s two most recent fiscal years, the subsequent interim period thereto, and through May 13, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We furnished Sadler with a copy of this disclosure on May 14, 2015, providing Sadler with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Sadler’s letter addressed to the SEC is filed as Exhibit 16.1 to this report

Engagement of New Independent Registered Public Accounting Firm

On May 13, 2015, the Board of Directors of the Company engaged Anton & Chia, LLP (“Anton”) as our independent registered public accounting firm.

During the years ended December 31, 2014, and 2013, the subsequent interim period thereto, and through May 13, 2015, neither the Company nor anyone acting on its behalf consulted Anton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Anton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2015, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to increase the number of authorized shares of common stock, par value $0.00001 per share, from one hundred thirty million (130,000,000) shares to five hundred million (500,000,000) shares. A true and correct copy of the Amendment is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation dated May 14, 2015.
16.1	Letter from Sadler, Gibb & Associates, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Date: May 18, 2015	By:	/s/ Devon Jones
Devon Jones Chief Executive Officer